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                                                                    EXHIBIT 12.2

                              OHIO EDISON COMPANY
       CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED AND
         PREFERENCE STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)




                                                                                                                      Twelve
                                                                                       Year Ended December 31,     Months Ended
                                                               ---------------------------------------------------   June 30,
                                                                 1990       1991       1992      1993       1994       1995
                                                               --------   --------   --------  --------   --------   --------
                                                                                   (Dollars in Thousands)          (Unaudited)
  EARNINGS AS DEFINED IN REGULATION S-K:
     Income before extraordinary items  . . . . . . . . . .    $281,676   $264,823   $276,986  $ 24,523   $303,531  $310,208
     Interest and other charges, before reduction
     for amounts capitalized  . . . . . . . . . . . . . . .     329,520    324,017    296,292   285,169    283,849   280,685
     Provision for income taxes . . . . . . . . . . . . . .     170,804    173,725    147,407    32,431    188,886   192,288
     Interest element of rentals charged to
     income (a)   . . . . . . . . . . . . . . . . . . . . .     126,804    125,777    117,224   104,700    108,463   109,590
                                                               --------   --------   --------  --------   --------  --------
             Earnings as defined  . . . . . . . . . . . . .    $908,804   $888,342   $837,909  $446,823   $884,729  $892,771
                                                               ========   ========   ========  ========   ========  ========

  FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
  PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS):
     Interest on long-term debt . . . . . . . . . . . . . .    $293,993   $288,599   $275,835  $262,861   $259,554  $253,161
     Other interest expense . . . . . . . . . . . . . . . .      25,545     27,696     13,958    16,445     18,931    22,736
     Preferred and preference stock dividend
     requirements . . . . . . . . . . . . . . . . . . . . .      37,610     32,476     30,425    29,570     27,043    26,403
     Adjustment to preferred and preference stock
     dividends to state on a pre-income tax basis  . . . . .     22,421     20,887     15,854    38,265     16,444    15,984
     Interest element of rentals charged to income (a)  . .     126,804    125,777    117,224   104,700    108,463   109,590
                                                               --------   --------   --------  --------   --------  --------
             Fixed charges as defined plus preferred
             and preference stock dividend requirements
             (pre-income tax basis) . . . . . . . . . . . .    $506,373   $495,435   $453,296  $451,841   $430,435  $427,874
                                                               ========   ========   ========  ========   ========  ========

  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
  PLUS PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS) (b)  . . . . . . . . . . . . . . . . .    1.79       1.79       1.85   0.99(c)       2.06      2.09
                                                                   ====       ====       ====   ====          ====      ====


_______________________________
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $16,922,000, $13,298,000, $9,762,000, $8,565,000, $7,424,000 and $6,874,000 for each of the five years ended December 31, 1994, and the twelve months ended June 30, 1995, respectively.
(c) Earnings were deficient in 1993 by $5,018,000 to cover fixed charges plus preferred stock dividend requirements.